Rio Tinto

EXHIBIT 99.1

Publication of Report on Payments to Governments for the year ended 31 December 2023

23 May 2024

Our report on payments to governments made by Rio Tinto and its subsidiary undertakings for the year ended 31 December 2023 as required under the UK's Report on Payments to Governments Regulations 2014 (as amended in December 2015) has been filed at Companies House. The report also satisfies the requirements of Rule 4.3A of the Disclosure and Transparency Rules of the Financial Conduct Authority in the United Kingdom.

Text of Report on Payments to Governments for the year 2023 filed at Companies House:

GOVERNMENT PAYMENTS BY TYPE									
Company Name	RIO TINTO PLC								
Company Number	00719885								
Report Name	Extractive Industry Reporting								
Report End Date	31-Dec-23								
Currency	USD								
Country Code	Tax Authority Name	Payment Type	Unit Measure	Volume	Valuation Method	Amount	Notes	Version	Filing Date
ARG	ADMINISTRACION FEDERAL DE INGRESOS PUBLICOS	Tax		0		5,159,312		1	23-May-24
AUS	AUSTRALIAN TAXATION OFFICE	Tax		0		4,122,451,332		1	23-May-24
AUS	NORTHERN TERRITORY REVENUE OFFICE	Royalties		0		32,478,995		1	23-May-24
AUS	STATE OF QUEENSLAND	Royalties		0		86,752,589		1	23-May-24
AUS	STATE OF WESTERN AUSTRALIA	Royalties		0		2,048,029,830		1	23-May-24
AUS	NORTHERN TERRITORY REVENUE OFFICE	Fees		0		6,609,036		1	23-May-24
AUS	STATE OF QUEENSLAND	Fees		0		2,500,730		1	23-May-24
AUS	STATE OF WESTERN AUSTRALIA	Fees		0		1,186,355		1	23-May-24
CAN	CANADA REVENUE AGENCY	Tax		0		147,951,564		1	23-May-24
CAN	GOVERNMENT OF NORTHWEST TERRITORIES	Tax		0		21,499,191		1	23-May-24
CAN	GOVERNMENT OF NEWFOUNDLAND AND LABRADOR	Tax		0		54,321,350		1	23-May-24
CAN	REVENUE QUEBEC	Tax		0		8,201,622		1	23-May-24
CAN	CONSEIL DES INNUS DE EKUANITSHIT	Fees		0		814,562		1	23-May-24
CAN	GOVERNMENT OF NORTHWEST TERRITORIES	Fees		0		6,651,352		1	23-May-24
CAN	INNU NATION (LABRADOR)	Fees		0		2,471,801		1	23-May-24
CAN	LES INNUS DE UASHAT MAK MANI-UTENAM AND LES INNUS DE MATIMEKUSH-LAC JOHN	Fees		0		4,153,259		1	23-May-24
CAN	NASKAPI NATION OF KAWAWACHIKAMACH	Fees		0		7,424,417		1	23-May-24
CAN	LUTSEL K'E DENE FIRST NATION	Fees		0		296,058		1	23-May-24
CAN	GOVERNMENT OF NEWFOUNDLAND AND LABRADOR	Fees		0		177,676		1	23-May-24
CAN	TLICHO GOVERNMENT	Fees		0		1,530,824		1	23-May-24
CAN	YELLOWKNIVES DENE FIRST NATION	Fees		0		830,529		1	23-May-24
MDG	MADAGASCAR - GENERAL DIRECTION OF TAXES	Tax		0		950,386		1	23-May-24
MDG	MADAGASCAR - GENERAL DIRECTION OF TAXES	Royalties		0		3,527,727		1	23-May-24
MNG	MONGOLIA - GENERAL DEPARTMENT OF TAXATION	Royalties		0		90,462,825		1	23-May-24
MNG	GOBI OYU DEVELOPMENT SUPPORT FUND	Bonuses		0		6,206,186	A	1	23-May-24
MNG	UMNUGOVI PROVINCE	Tax		0		42,912,522		1	23-May-24

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MNG	UMNUGOVI PROVINCE	Fees		0		8,997,691		1	23-May-24
MNG	ULAANBAATAR CITY	Fees		0		807,199		1	23-May-24
MNG	WATER AGENCY GOVERNMENT	Fees		0		101,144		1	23-May-24
MNG	MINERAL RESOURCES AND PETROLEUM AUTHORITY OF MONGOLIA	Fees		0		221,823		1	23-May-24
PER	PRIVATE INVESTMENT PROMOTION AGENCY OF PERU	Fees		0		26,300,000		1	23-May-24
PER	GEOLOGICAL MINING AND METALLURGICAL INSTITUTE OF PERU	Fees		0		2,090,444		1	23-May-24
USA	USA - INTERNAL REVENUE SERVICE	Tax		0		(2,295,991)		1	23-May-24
USA	CALIFORNIA FRANCHISE TAX BOARD	Tax		0		2,393,055		1	23-May-24
USA	NEW YORK DEPARTMENT OF TAXATION AND FINANCE	Tax		0		740,000		1	23-May-24
USA	WISCONSIN DEPARTMENT OF REVENUE	Tax		0		650,000		1	23-May-24
USA	ARIZONA DEPARTMENT OF REVENUE	Tax		0		440,000		1	23-May-24
USA	ILLINOIS DEPARTMENT OF REVENUE	Tax		0		320,000		1	23-May-24
USA	OREGON DEPARTMENT OF REVENUE	Tax		0		165,000		1	23-May-24
USA	KENTUCKY DEPARTMENT OF REVENUE	Tax		0		150,000		1	23-May-24
USA	UTAH STATE TAX COMMISSION	Royalties		0		11,379,981		1	23-May-24
USA	KERN COUNTY TREASURER AND TAX COLLECTOR (CA)	Fees		0		8,084,553		1	23-May-24
USA	SALT LAKE COUNTY (UT)	Fees		0		43,561,725		1	23-May-24
USA	ARIZONA DEPARTMENT OF REVENUE	Fees		0		452,368		1	23-May-24
USA	NEW MEXICO DEPARTMENT OF REVENUE	Fees		0		158,565		1	23-May-24
USA	UTAH STATE TAX COMMISSION	Fees		0		115,054		1	23-May-24
ZAF	SOUTH AFRICAN REVENUE SERVICE	Tax		0		59,445,724		1	23-May-24
ZAF	SOUTH AFRICAN REVENUE SERVICE	Royalties		0		6,896,443		1	23-May-24
	TOTAL					6,876,726,808			

Note A: Bonuses includes amounts paid under Oyu Tolgoi LLC's Communities Co-operation Agreement.

GOVERNMENT PAYMENT TOTALS	
Company Name	RIO TINTO PLC
Company Number	00719885
Report Name	Extractive Industry Reporting
Report End Date	31-Dec-23
Currency	USD

Government	Country Code	Amount	Version	Notes	Filing Date
ADMINISTRACION FEDERAL DE INGRESOS PUBLICOS	ARG	5,159,312	1	B	23-May-24
AUSTRALIAN TAXATION OFFICE	AUS	4,122,451,332	1	B	23-May-24
CANADA REVENUE AGENCY	CAN	147,951,564	1	B	23-May-24
GOVERNMENT OF NORTHWEST TERRITORIES	CAN	28,150,543	1	B	23-May-24
GOVERNMENT OF NEWFOUNDLAND AND LABRADOR	CAN	54,499,026	1	B	23-May-24
REVENUE QUEBEC	CAN	8,201,622	1	B	23-May-24
MADAGASCAR - GENERAL DIRECTION OF TAXES	MDG	4,478,113	1	B	23-May-24
MONGOLIA - GENERAL DEPARTMENT OF TAXATION	MNG	90,462,825	1	C	23-May-24
USA - INTERNAL REVENUE SERVICE	USA	(2,295,991)	1		23-May-24
CALIFORNIA FRANCHISE TAX BOARD	USA	2,393,055	1		23-May-24
NEW YORK DEPARTMENT OF TAXATION AND FINANCE	USA	740,000	1		23-May-24
WISCONSIN DEPARTMENT OF REVENUE	USA	650,000	1		23-May-24
ARIZONA DEPARTMENT OF REVENUE	USA	892,368	1		23-May-24
ILLINOIS DEPARTMENT OF REVENUE	USA	320,000	1		23-May-24
OREGON DEPARTMENT OF REVENUE	USA	165,000	1		23-May-24
KENTUCKY DEPARTMENT OF REVENUE	USA	150,000	1		23-May-24
SOUTH AFRICAN REVENUE SERVICE	ZAF	66,342,167	1	B	23-May-24
NORTHERN TERRITORY REVENUE OFFICE	AUS	39,088,031	1	B	23-May-24
STATE OF QUEENSLAND	AUS	89,253,319	1	B	23-May-24
STATE OF WESTERN AUSTRALIA	AUS	2,049,216,185	1	B	23-May-24
UTAH STATE TAX COMMISSION	USA	11,495,035	1		23-May-24
CONSEIL DES INNUS DE EKUANITSHIT	CAN	814,562	1	B	23-May-24
INNU NATION (LABRADOR)	CAN	2,471,801	1	B	23-May-24

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LES INNUS DE UASHAT MAK MANI-UTENAM AND LES INNUS DE MATIMEKUSH-LAC JOHN	CAN	4,153,259	1	B	23-May-24
LUTSEL K'E DENE FIRST NATION	CAN	296,058	1	B	23-May-24
TLICHO GOVERNMENT	CAN	1,530,824	1	B	23-May-24
YELLOWKNIVES DENE FIRST NATION	CAN	830,529	1	B	23-May-24
NASKAPI NATION OF KAWAWACHIKAMACH	CAN	7,424,417	1	B	23-May-24
GOBI OYU DEVELOPMENT SUPPORT FUND	MNG	6,206,186	1	C	23-May-24
ULAANBAATAR CITY	MNG	807,199	1	C	23-May-24
UMNUGOVI PROVINCE	MNG	51,910,213	1	C	23-May-24
WATER AGENCY GOVERNMENT	MNG	101,144	1	C	23-May-24
MINERAL RESOURCES AND PETROLEUM AUTHORITY OF MONGOLIA	MNG	221,823	1	C	23-May-24
PRIVATE INVESTMENT PROMOTION AGENCY OF PERU	PER	26,300,000	1	B	23-May-24
GEOLOGICAL MINING AND METALLURGICAL INSTITUTE OF PERU	PER	2,090,444	1	B	23-May-24
KERN COUNTY TREASURER AND TAX COLLECTOR (CA)	USA	8,084,553	1		23-May-24
SALT LAKE COUNTY (UT)	USA	43,561,725	1		23-May-24
TOTAL		6,876,726,808			
Note B: Amounts in local currency are converted to US$ at the average exchange rate for the year.					
Note C: Amounts in local currency are converted to US$ at the exchange rate at the time the payments were made.					

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PROJECT PAYMENTS BY TYPE											
Company Name	RIO TINTO PLC										
Company Number	00719885										
Report Name	Extractive Industry Reporting										
Report End Date	31-Dec-23										
Currency	USD										
Project Code	Project Name	Country Code	Payment Type	Unit Measure	Volume	Valuation Method	Amount	Notes	Version	Filing Date	
ARG01	RINCON - ARGENTINA	ARG	Tax		0		9,640,374		1	23-May-24	
AUS01	PILBARA - WESTERN AUSTRALIA	AUS	Tax		0		4,393,881,619	D	1	23-May-24	
AUS01	PILBARA - WESTERN AUSTRALIA	AUS	Royalties		0		2,045,564,522		1	23-May-24	
AUS01	PILBARA - WESTERN AUSTRALIA	AUS	Fees		0		1,186,355		1	23-May-24	
AUS05	DAMPIER SALT - AUSTRALIA	AUS	Tax		0		6,939,703		1	23-May-24	
AUS05	DAMPIER SALT - AUSTRALIA	AUS	Royalties		0		2,465,308		1	23-May-24	
AUS06	GOVE - AUSTRALIA	AUS	Royalties		0		32,478,995		1	23-May-24	
AUS06	GOVE - AUSTRALIA	AUS	Fees		0		6,609,036		1	23-May-24	
AUS07	WEIPA INCLUDING AMRUN - AUSTRALIA	AUS	Tax		0		42,632,575	D	1	23-May-24	
AUS07	WEIPA INCLUDING AMRUN - AUSTRALIA	AUS	Royalties		0		86,752,589		1	23-May-24	
AUS07	WEIPA INCLUDING AMRUN - AUSTRALIA	AUS	Fees		0		2,500,730		1	23-May-24	
AUS08	WINU - AUSTRALIA	AUS	Tax		0		(16,015,557)	E	1	23-May-24	
AUSEXP01	EXPLORATION - AUSTRALIA	AUS	Tax		0		(22,566,983)	E	1	23-May-24	
AUSOTH01	HEAD OFFICE / NON-EXTRACTIVE AUSTRALIA	AUS	Tax		0		(286,901,086)	E	1	23-May-24	
CAN01	IRON ORE COMPANY OF CANADA	CAN	Tax		0		207,123,961		1	23-May-24	
CAN01	IRON ORE COMPANY OF CANADA	CAN	Fees		0		14,227,153		1	23-May-24	
CAN02	DIAVIK - CANADA	CAN	Tax		0		22,378,521		1	23-May-24	
CAN02	DIAVIK - CANADA	CAN	Fees		0		9,308,763		1	23-May-24	
CAN03	RIO TINTO FER ET TITANE - CANADA	CAN	Tax		0		2,471,245		1	23-May-24	
CAN03	RIO TINTO FER ET TITANE - CANADA	CAN	Fees		0		814,563		1	23-May-24	
MDG01	QIT MADAGASCAR MINERALS	MDG	Tax		0		950,386		1	23-May-24	
MDG01	QIT MADAGASCAR MINERALS	MDG	Royalties		0		3,527,727		1	23-May-24	
MNG01	OYU TOLGOI - MONGOLIA	MNG	Tax		0		42,912,522		1	23-May-24	
MNG01	OYU TOLGOI - MONGOLIA	MNG	Royalties		0		90,462,825		1	23-May-24	
MNG01	OYU TOLGOI - MONGOLIA	MNG	Bonuses		0		6,206,186		1	23-May-24	
MNG01	OYU TOLGOI - MONGOLIA	MNG	Fees		0		10,127,855		1	23-May-24	
PEREXP01	EXPLORATION - PERU	PER	Fees		0		28,390,444		1	23-May-24	
USA01	KENNECOTT UTAH COPPER - US	USA	Tax		0		7,836,443	F	1	23-May-24	
USA01	KENNECOTT UTAH COPPER - US	USA	Royalties		0		11,379,981		1	23-May-24	
USA01	KENNECOTT UTAH COPPER - US	USA	Fees		0		43,835,344		1	23-May-24	
USA02	RESOLUTION COPPER - US	USA	Tax		0		(18,320,498)	F	1	23-May-24	
USA02	RESOLUTION COPPER - US	USA	Fees		0		452,368		1	23-May-24	
USA03	US BORAX	USA	Tax		0		21,045,097	F	1	23-May-24	
USA03	US BORAX	USA	Fees		0		8,084,553		1	23-May-24	
USAEXP01	EXPLORATION - US	USA	Tax		0		(7,998,978)	F	1	23-May-24	
ZAF01	RICHARDS BAY MINERALS - SOUTH AFRICA	ZAF	Tax		0		59,445,724		1	23-May-24	
ZAF01	RICHARDS BAY MINERALS - SOUTH AFRICA	ZAF	Royalties		0		6,896,443		1	23-May-24	
	TOTAL						6,876,726,808				

Note D: Project amount includes payments / refunds between entities within tax groups where final payments to government are paid by the head / representative entity on behalf of the tax group.

Note E: Project amount includes payments / refunds between entities within tax groups where final payments to government are paid by the head / representative entity on behalf of the tax group. This does not represent an actual refund from the Australian Tax Office.

Note F: Project amount includes payments / refunds between entities within tax groups where final payments to government are paid by the head / representative entity on behalf of the tax group. Overall there was a net refund from the IRS in the year.

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PROJECT PAYMENT TOTALS						
Company Name	RIO TINTO PLC					
Company Number	00719885					
Report Name	Extractive Industry Reporting					
Report End Date	31-Dec-23					
Currency	USD					
Project Name		Project Code	Amount	Version	Notes	Filing Date
RINCON - ARGENTINA		ARG01	9,640,374	1		23-May-24
PILBARA - WESTERN AUSTRALIA		AUS01	6,440,632,496	1		23-May-24
DAMPIER SALT - AUSTRALIA		AUS05	9,405,011	1		23-May-24
GOVE - AUSTRALIA		AUS06	39,088,031	1		23-May-24
WEIPA INCLUDING AMRUN - AUSTRALIA		AUS07	131,885,894	1		23-May-24
WINU - AUSTRALIA		AUS08	(16,015,557)	1		23-May-24
EXPLORATION - AUSTRALIA		AUSEXP01	(22,566,983)	1		23-May-24
HEAD OFFICE / NON-EXTRACTIVE AUSTRALIA		AUSOTH01	(286,901,086)	1		23-May-24
IRON ORE COMPANY OF CANADA		CAN01	221,351,114	1		23-May-24
DIAVIK - CANADA		CAN02	31,687,284	1		23-May-24
RIO TINTO FER ET TITANE - CANADA		CAN03	3,285,808	1		23-May-24
QIT MADAGASCAR MINERALS		MDG01	4,478,113	1		23-May-24
OYU TOLGOI - MONGOLIA		MNG01	149,709,388	1		23-May-24
EXPLORATION - PERU		PEREXP01	28,390,444	1		23-May-24
KENNECOTT UTAH COPPER - US		USA01	63,051,768	1		23-May-24
RESOLUTION COPPER - US		USA02	(17,868,130)	1		23-May-24
US BORAX		USA03	29,129,650	1		23-May-24
EXPLORATION - US		USAEXP01	(7,998,978)	1		23-May-24
RICHARDS BAY MINERALS - SOUTH AFRICA		ZAF01	66,342,167	1		23-May-24
TOTAL			6,876,726,808